EXHIBIT 4.4

AMENDMENT NO. 5 TO
AMENDED AND RESTATED SERVICING AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED SERVICING AGREEMENT, dated as of as of July 17, 2012, and effective as of June 30, 2012 (this “Amendment”), is between General Electric Capital Corporation, a Delaware corporation in its capacity as master servicer (the “Master Servicer”), and GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (“Owner”).

BACKGROUND

The parties hereto are parties to an amended and restated servicing agreement, dated as of June 30, 2006 (as amended, modified or supplemented prior to the date hereof, the “Servicing Agreement”), between the Master Servicer and Owner; and the parties hereto desire to amend the Servicing Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Servicing Agreement and used but not otherwise defined herein have the meanings given to them in the Servicing Agreement.

SECTION 2. Amendments to Servicing Agreement.

(a)            Section 1.1 of the Servicing Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Credit Insurance” means credit insurance or other similar credit enhancement with respect to a Receivable supporting payment of such Receivable or the creditworthiness of the related Dealer.

“Credit Insurance Receivable” means, at any time, any Receivable that is then covered by Credit Insurance.

“Reimbursement Amount” means, with respect to any Credit Insurance Receivable, any amounts owed to the provider of the Credit Insurance from the proceeds of the Receivable or the Collateral Security or Collections with respect thereto covered by such Credit Insurance.

(b)           The definition of Collections in Section 1.1 of the Servicing Agreement is hereby amended by amending and restating the first and second sentences thereof to read in their entirety as follows:

““Collections” means, without duplication, the sum of (a) all payments by or on behalf of Dealers received in respect of the Transferred Receivables (including proceeds from the realization upon any Collateral Security) in the form of cash,

Amendment No. 5 to Amended and Restated Servicing Agreement

checks, wire transfers or any other form of payment, (b) all payments deemed to be collections by or on behalf of Dealers received in respect of the Transferred Receivables and (c) amounts received under or in connection with any Credit Insurance. Collections of Non-Principal Receivables shall include all Recoveries; provided, that any Recoveries or other amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral for any purposes hereof.”

(c)            The definition of Non-Principal Collections in Section 1.1 of the Servicing Agreement is hereby amended and restated in its entirety to read as follows:

““Non-Principal Collections” means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Collections” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account; (b) all Recoveries; provided, that any Recoveries or other amounts received up to the Reimbursement Amount with respect to a Credit Insurance Receivable shall be deemed not to be Collections or otherwise Collateral for any purposes hereof; (c) all interest and earnings on investments included in the Excess Funding Account (as defined in the Indenture), net of losses and investment expenses; (d) payments by Dealers of Manufacturer Discount Amounts (including amounts deemed to be payments of such Manufacturer Discounts Amounts); (e) payments by Manufacturers of Manufacturer Subsidy Amounts; (f) amounts deemed to be collections of interest and non-principal charges by or on behalf of Dealers; (g) amounts received under or in connection with any Credit Insurance to the extent not allocated by the Master Servicer as Principal Collections in accordance with its current practices and (h) the product of (i) any other Collections not described in the preceding clauses (a) through (g) of this definition, multiplied by (ii) the Discount Factor.”

(d)            The definition of “Principal Collections” in Section 1.1 of the Servicing Agreement is hereby amended to add the following new sentence immediately following the last sentence thereof:

“Amounts received under or in connection with any Credit Insurance to the extent not allocated as Non-Principal Collections by the Master Servicer in accordance with its current practices shall be deemed to be Principal Collections.”

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3.

(a)                Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene

2	Amendment No. 5 to Amended and Restated Servicing Agreement

any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it.

(b)               Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4. Binding Effect; Ratification.

(a)                This Amendment is dated as of the date first set forth above and shall become effective, as of June 30, 2012, when (i) counterparts hereof shall have been executed and delivered by the parties hereto and (ii) the S&P Condition shall have been satisfied with respect to this Amendment, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)               The Servicing Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Servicing Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Servicing Agreement, shall mean and be a reference to such Servicing Agreement, as amended hereby.

(c)                Except as expressly amended hereby, the Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Miscellaneous.

(a)                THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)               EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM

3	Amendment No. 5 to Amended and Restated Servicing Agreement

NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 8.1 OF THE SERVICING AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)               This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

4	Amendment No. 5 to Amended and Restated Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST,
as Owner

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely as Trustee on behalf of Owner

By: /s/ Kristine K. Gullo___________________________
Name:  Kristine K. Gullo

Title:    Vice President

S-1	Amendment No. 5 to Amended and Restated Servicing Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as the Master Servicer

By: /s/ Peter Graham______________________________

Name:  Peter Graham
Title:    Attorney-in-Fact

S-2	Amendment No. 5 to Amended and Restated Servicing Agreement